Exhibit 99.1
Compass, Inc. Reports Third Quarter 2024 Results
Adjusted EBITDA Exceeds High-End of Guidance
Reiterates Positive Free Cash Flow Guidance for Full Year 2024
Transactions Increased 16.1% and Quarterly Market Share Grew 49 Basis Points YoY to 4.80%

New York, NY - October 30, 2024 - Compass, Inc. (NYSE: COMP) (“Compass” or “the Company”), the largest residential real estate brokerage in the United States by sales volume1 for the third year in a row, announced its financial results for the third quarter ended September 30, 2024.

“In what remains a challenging environment for the real estate market, we grew Adjusted EBITDA significantly year-over-year and delivered a substantial improvement in free cash flow. Our results this quarter put Compass in a position to deliver meaningful Adjusted EBITDA for 2024 and to be free cash flow positive for the full year despite a multi-decade low for existing home sales, demonstrating our ability to generate significant free cash flow as the market makes its way to mid-cycle levels,” said Robert Reffkin, Founder and Chief Executive Officer of Compass. “We continue to grow faster than the market – third quarter transactions increased 16.1% year-over-year versus a market that declined 1.9% as we grew our Number of Principal Agents2 20% year-over-year and increased our quarterly market share to 4.80% in Q3 2024 from 4.31% in Q3 2023. The third quarter was also our strongest quarter in the last four quarters for quarterly principal agent retention at 97.8%.”

Reffkin continued, “When the market recovers, we believe the combination of our cost discipline and structural advantages, which include our end-to-end proprietary technology platform, national scale, network of top agents and depth of inventory, positions Compass to capture significant upside at attractive unit economics.”

Kalani Reelitz, Chief Financial Officer of Compass said, “We continue to fortify our balance sheet and ended the quarter with a cash balance of $211.2 million. In Q3 2024, we generated positive operating cash flow of $37.4 million and free cash flow3 of $32.8 million. We reduced OPEX4 in the third quarter to $215.0 million, an improvement of $3.8 million from Q3 2023 OPEX of $218.8 million. Excluding the impact from M&A of $9.6 million, year-over-year OPEX reduced by $13.4 million. OPEX was also down sequentially Q3 2024 to Q2 2024 by $2.4 million even with Parks and Latter & Blum fully loaded into our operating costs. These results exhibit our commitment to control costs as we continue to outpace market growth.”

Q3 2024 Highlights:
•Revenue in Q3 2024 increased by 11.7% year-over-year to $1.5 billion as transactions increased 16.1%, while transactions declined by 1.9% for the entire residential real estate market in the third quarter, as reported by the National Association of Realtors (“NAR”). Year-over-year organic revenue growth was 5.3%, while revenue growth attributable to M&A was 6.4%.
•GAAP Net loss in Q3 2024 was $1.7 million, an improvement of $37.7 million from a net loss of $39.4 million in Q3 2023. The net loss for Q3 2024 includes non-cash stock-based compensation expense of $32.5 million, and depreciation and amortization of $20.5 million.
•Adjusted EBITDA5 (a non-GAAP measure) was $52.0 million in Q3 2024 compared to $21.8 million in Q3 2023, an improvement of $30.2 million.
•Operating Cash Flow / Free Cash Flow6 (a non-GAAP measure): During Q3 2024, operating cash flow was $37.4 million and free cash flow was $32.8 million.
•Cash and cash equivalents at the end of Q3 2024 was $211.2 million, and there were no outstanding draws on our revolving credit facility.

1 Compass was ranked number one real estate brokerage in sales volume for 2023 by Real Trends in March 2024 for the third year in a row.
2 Excludes approximately 1,200 principal agents located in Texas who joined Compass during the second quarter of 2024 as part of the Latter & Blum Holdings, LLC acquisition. These agents operate with a flat fee / transaction fee based model, which is different from the Company's standard commission model.
3 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.
4 Non-GAAP OPEX excludes Commissions and other related expenses, Depreciation and amortization, Stock-based compensation and other expenses excluded from the Company’s calculation of Adjusted EBITDA. We calculate non-GAAP OPEX annualized run rate by taking the sum of the quarter’s non-GAAP sales and marketing, operations and support, research and development, and general and administration expenses and multiplying it by four.
5 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.
6 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.

Q3 2024 Operational Highlights:
•National market share: In Q3 2024, quarterly market share was 4.80%, an increase of 49 basis points compared to Q3 2023 and a decrease of 33 basis points sequentially from Q2 2024, consistent with prior years’ Q2 to Q3 trend due to geographic mix.
•Principal Agents7 8: At the end of Q3 2024, the number of principal agents was 17,542 compared to 14,615 in Q3 2023, an increase of 2,927 or 20.0% year-over-year. Sequentially, when comparing Q3 2024 to Q2 2024, we had an increase of 545 principal agents or 3.2% (net of principal agent separations). We continued the trend of strong agent retention with 97.8% quarterly principal agent retention in Q3 2024, our best in four quarters.
•Transactions9: Compass agents closed 55,872 Total Transactions in Q3 2024, an increase of 16.1% compared to Q3 2023 (48,134). Transactions for the entire U.S. residential real estate market declined 1.9% for the same period, according to NAR.
•Gross Transaction Value (“GTV”)10: GTV was $57.7 billion in Q3 2024, an increase of 13.4% compared to Q3 2023 GTV of $50.9 billion, while the entire U.S. residential real estate market GTV increased 1.9% for the same period, according to NAR.
•Platform: The Compass end-to-end proprietary technology platform allows real estate agents to perform their primary workflows, from first contact to close, with a single log-in and without leaving the Compass platform. Highlights from Q3 2024 include:
◦Completed all platform integrations for our wholly-owned Title & Escrow businesses, helping to support our 700 basis point increase in attach rates over the past three quarters;
◦Development of the client dashboard (to be branded ‘Compass One’) to facilitate collaboration between Compass agents and their clients in the course of a transaction (launched beta version in October 2024, with national launch expected in early Q1 2025);
◦Launched Compass Reverse Prospecting, which provides homesellers with exclusive insights into interested buyers looking at their listings among the 33,000+ Compass agents across the country and the millions of clients they represent. It tracks real-time updates on how often agents and their clients are looking at the listing, commenting, favoriting it, or sharing it; and
◦Driving adoption for Phase 1 of the Compass Make-Me-Sell tool with the full launch expected in late Q1 2025 – we believe this will help convert a portion of our 100+ million CRM contacts into passive ‘willing-to-sell’ inventory that will only be available to Compass agents.

Additional information can be found in the Company’s Q3 2024 Earnings Presentation, which can be found in the Investor Relations section of the Compass website at https://investors.compass.com.

Q4 2024 and Full Year 2024 Outlook:
•Revenue of $1.225 billion to $1.325 billion for Q4, or $5.47 billion to $5.57 billion for the full year.
•Adjusted EBITDA of $0 to $10 million for Q4, or $109 million to $119 million for the full year.
Full Year 2024 Outlook:
•Non-GAAP OPEX11 of $876 million to $896 million. Consistent with the prior quarter, the midpoint of this range equates to $850 million for the Company’s “core” OPEX plus $15 million for 2023 accretive M&A, plus $21 million for 2024 accretive M&A.
•Expects to be free cash flow positive for the full year 2024.
7 During the first quarter of 2024, the Company began to report its agent statistics as of the quarter end. The Company's Number of Principal Agents and year-over-year and sequential change reported in this press release is based on the quarter end count for the third quarter of 2023 and 2024 and the second quarter of 2024.
8 Excludes approximately 1,200 principal agents located in Texas who joined Compass during the second quarter of 2024 as part of the Latter & Blum Holdings, LLC acquisition. These agents operate with a flat fee / transaction fee based model, which is different from the Company's standard commission model.
9 We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represents the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction.
10 Gross Transaction Value includes a de minimis number of new development and commercial brokerage transactions.
11 Non-GAAP OPEX excludes Commissions and other related expenses, Depreciation and amortization, Stock-based compensation and other expenses excluded from the Company’s calculation of Adjusted EBITDA, including the expense related to the proposed antitrust settlement. We calculate non-GAAP OPEX annualized run rate by taking the sum of the quarter’s non-GAAP sales and marketing, operations and support, research and development, and general and administration expenses and multiplying it by four. For a reconciliation of GAAP OPEX to non-GAAP OPEX on a historical basis see the financial statement tables included within this press release.

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net loss because certain expenses excluded from GAAP Net loss when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Additionally, we have not reconciled our guidance for non-GAAP OPEX to GAAP OPEX because certain expenses excluded from GAAP OPEX cannot be reasonably calculated or predicted at this time. Accordingly, reconciliations are not available without unreasonable effort.

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures on a historical basis, see “Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA,” “Reconciliation of GAAP OPEX to non-GAAP OPEX” and “Reconciliation of GAAP Operating Cash Flow to Free Cash Flow” in the financial statement tables included within this press release.
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Conference Call Information
Management will conduct a conference call to discuss the third quarter 2024 results as well as outlook at 5:00 p.m. ET on Wednesday October 30, 2024. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass, Inc. Q3 24 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call's completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.

Disclosure Channels
Compass uses its Investor Relations website, https://investors.compass.com, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, or the SEC, the investor relations page on our website (www.compass.com), press releases, public conference calls, public webcasts, our X (formerlyTwitter) feed (@Compass), our Facebook page, our LinkedIn page, our Instagram account, our YouTube channel, and Robert Reffkin’s X (formerly Twitter) feed (@RobReffkin) and Instagram account (@robreffkin). Accordingly, investors should monitor each of these disclosure channels.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the fourth quarter of 2024 and the full year of 2024, planned non-GAAP OPEX and free cash flow expectations for the full year of 2024, and our expectations for operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general economic conditions, economic and industry downturns, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate; the effect of monetary policies of the federal government and its agencies; high interest rates; ongoing industry antitrust class action litigation (including lawsuits filed against us) or any related regulatory activities; any decreases in our gross commission income or the percentage of commissions that we collect; low home inventory levels; our ability to carefully manage our expense structure; adverse economic, real estate or business conditions in geographic areas where our business is concentrated and/or impacting high-end markets; our ability to continuously innovate, improve and expand our platform, including tools and features integrating machine learning and artificial intelligence; our ability to expand our operations and to offer additional integrated services; our ability to realize expected benefits from our joint ventures; our ability to compete successfully; our ability to attract and retain highly qualified personnel and to recruit agents; our ability to re-accelerate our business growth given our current expense structure; fluctuation in our quarterly results and other operating metrics; the loss of one or more key personnel; actions by our agents or employees that could adversely affect our reputation and subject us to liability; our ability to pursue acquisitions that are successful and can be integrated into our existing operations; changes in mortgage underwriting standards; our ability to maintain or establish relationships with third-party service providers; the impact of cybersecurity incidents and the potential loss of critical and confidential information; the reliability of our fraud detection processes and information security systems; depository banks not honoring our escrow and trust deposits; adoption of alternatives to full-service agents by consumers; our ability to develop and maintain an effective system of disclosure controls and internal control over financial reporting; covenants in our debt agreements that may restrict our borrowing capacity or operating activities; our abilities to use net operating losses and other tax attributes; changes in, and our reliance on, accounting standards, assumptions, estimates and business data; the dependability of our platform and software; our ability to maintain our company culture; our ability to obtain or maintain adequate insurance coverage; processing, storage, and use of personal information and other data, and compliance with privacy laws and regulations; natural disasters and catastrophic events; the effect of the claims, lawsuits, government investigations and other proceedings; changes in federal or state laws that would require our agents to be classified as employees; our ability to protect our intellectual property rights and our reliance on the intellectual property rights of third parties; the impact of having a multi-class structure of common stock; and other risks set forth in our annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.

More information about factors that could adversely affect our business, financial condition and results of operations, or that could cause actual results to differ from those expressed or implied in our forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com/ and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, non-GAAP OPEX, and free cash flow, which are non-GAAP financial measures, in this press release. We use Adjusted EBITDA, non-GAAP OPEX and free cash flow in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA, non-GAAP OPEX and free cash flow are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA, non-GAAP OPEX and free cash flow have limitations as analytical tools. Therefore, you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP OPEX and free cash flow alongside other financial performance measures, including net loss attributable to Compass, Inc., GAAP OPEX, operating cash flows and our other GAAP measures. In evaluating Adjusted EBITDA, non-GAAP OPEX and free cash flow, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA, non-GAAP OPEX and free cash flow should not be construed to imply that our future results will be unaffected by the types of items excluded from these calculations of Adjusted EBITDA, non-GAAP OPEX and free cash flow. Adjusted EBITDA, non-GAAP OPEX and free cash flow are not presented in accordance with GAAP and the use of these terms vary from others in our industry. Reconciliations of these non-GAAP measures have been provided in the financial statement tables included within this press release, and investors are encouraged to review these reconciliations.

About Compass
Compass is the largest residential real estate brokerage in the United States by sales volume. Founded in 2012 and based in New York City, Compass provides an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.compass.com.

Investor Contact
Soham Bhonsle
soham.bhonsle@compass.com

Media Contact
Rory Golod
rory@compass.com

Compass, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$211.2	$166.9
Accounts receivable, net of allowance	45.8	36.6
Compass Concierge receivables, net of allowance	34.8	24.0
Other current assets	38.7	54.5
Total current assets	330.5	282.0
Property and equipment, net	132.4	151.7
Operating lease right-of-use assets	392.4	408.5
Intangible assets, net	82.7	77.6
Goodwill	234.1	209.8
Other non-current assets	27.7	30.7
Total assets	$1,199.8	$1,160.3
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14.3	$18.4
Commissions payable	85.4	59.6
Accrued expenses and other current liabilities	132.4	90.8
Current lease liabilities	98.7	98.9
Concierge credit facility	27.5	24.8
Total current liabilities	358.3	292.5
Non-current lease liabilities	382.3	410.2
Other non-current liabilities	28.1	25.6
Total liabilities	768.7	728.3
Stockholders’ equity
Common stock	—	—
Additional paid-in capital	3,059.7	2,946.5
Accumulated deficit	(2,631.7)	(2,517.8)
Total Compass, Inc. stockholders' equity	428.0	428.7
Non-controlling interest	3.1	3.3
Total stockholders' equity	431.1	432.0
Total liabilities and stockholders' equity	$1,199.8	$1,160.3

Compass, Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$1,494.0	$1,337.4	$4,248.7	$3,788.6
Operating expenses:
Commissions and other related expense (1)	1,227.7	1,096.2	3,495.3	3,111.1
Sales and marketing (1)	88.2	103.9	276.5	332.5
Operations and support (1)	84.4	83.2	246.5	247.3
Research and development (1)	47.5	45.8	141.9	140.1
General and administrative (1)	27.4	24.2	132.5	93.3
Restructuring costs	1.7	1.7	7.5	27.7
Depreciation and amortization	20.5	21.3	62.7	68.5
Total operating expenses	1,497.4	1,376.3	4,362.9	4,020.5
Loss from operations	(3.4)	(38.9)	(114.2)	(231.9)
Investment income, net	2.2	1.5	4.7	6.9
Interest expense	(1.5)	(1.9)	(4.6)	(9.2)
Loss before income taxes and equity in income (loss) of unconsolidated entity	(2.7)	(39.3)	(114.1)	(234.2)
Income tax benefit	0.3	0.5	0.7	0.5
Equity in income (loss) of unconsolidated entity	0.5	(0.4)	(0.7)	(2.6)
Net loss	(1.9)	(39.2)	(114.1)	(236.3)
Net loss (income) attributable to non-controlling interests	0.2	(0.2)	0.2	(1.3)
Net loss attributable to Compass, Inc.	$(1.7)	$(39.4)	$(113.9)	$(237.6)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.00)	$(0.08)	$(0.23)	$(0.52)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	505,993,014	470,945,736	498,247,783	460,730,792

(1) Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Commissions and other related expense	$—	$—	$—	$11.6
Sales and marketing	7.8	8.8	24.0	26.4
Operations and support	4.2	4.5	12.3	11.6
Research and development	14.6	11.4	44.7	34.4
General and administrative	5.9	13.3	15.3	37.9
Total stock-based compensation expense	$32.5	$38.0	$96.3	$121.9

Compass, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating Activities
Net loss	$(114.1)	$(236.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62.7	68.5
Stock-based compensation	96.3	121.9
Equity in loss of unconsolidated entity	0.7	2.6
Change in acquisition related contingent consideration	1.3	1.1
Bad debt expense	(0.1)	4.6
Amortization of debt issuance costs	0.5	0.6
Changes in operating assets and liabilities:
Accounts receivable	(6.9)	(8.3)
Compass Concierge receivables	(11.1)	7.9
Other current assets	16.0	13.6
Other non-current assets	4.6	11.5
Operating lease right-of-use assets and operating lease liabilities	(13.1)	7.6
Accounts payable	(5.6)	(5.8)
Commissions payable	25.0	29.0
Accrued expenses and other liabilities	34.8	(5.7)
Net cash provided by operating activities	91.0	12.8
Investing Activities
Investment in unconsolidated entity	(2.0)	—
Capital expenditures	(11.9)	(8.9)
Payments for acquisitions, net of cash acquired	(18.9)	0.7
Net cash used in investing activities	(32.8)	(8.2)
Financing Activities
Proceeds from exercise of stock options	5.9	4.2
Proceeds from issuance of common stock under Employee Stock Purchase Plan	2.2	2.5
Taxes paid related to net share settlement of equity awards	(21.8)	(17.9)
Proceeds from drawdowns on Concierge credit facility	38.0	44.7
Repayments of drawdowns on Concierge credit facility	(35.3)	(48.7)
Proceeds from drawdowns on Revolving credit facility	—	75.0
Repayments of drawdowns on Revolving credit facility	—	(225.0)
Proceeds from issuance of common stock in connection with the Strategic Transaction	—	32.3
Payments related to acquisitions, including contingent consideration	(2.9)	(12.1)
Other	—	(1.5)
Net cash used in financing activities	(13.9)	(146.5)
Net increase (decrease) in cash and cash equivalents	44.3	(141.9)
Cash and cash equivalents at beginning of period	166.9	361.9
Cash and cash equivalents at end of period	$211.2	$220.0

Compass, Inc.
Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss attributable to Compass, Inc.	$(1.7)	$(39.4)	$(113.9)	$(237.6)
Adjusted to exclude the following:
Depreciation and amortization	20.5	21.3	62.7	68.5
Investment income, net	(2.2)	(1.5)	(4.7)	(6.9)
Interest expense	1.5	1.9	4.6	9.2
Stock-based compensation	32.5	38.0	96.3	121.9
Income tax benefit	(0.3)	(0.5)	(0.7)	(0.5)
Restructuring costs	1.7	1.7	7.5	27.7
Acquisition-related expenses(1)	—	0.3	—	2.5
Litigation charge(2)	—	—	57.5	—
Adjusted EBITDA	$52.0	$21.8	$109.3	$(15.2)

(1) For the three and nine months ended September 30, 2023, acquisition-related expenses includes $0.1 million and $2.1 million in expenses, respectively, related to acquisition consideration treated as compensation expense over the underlying retention periods. Acquisition-related expenses also includes $0.2 million and $0.4 million in losses for the three and nine months ended September 30, 2023 related to changes in the fair value of contingent consideration.

(2) Represents a charge of $57.5 million incurred during the three months ended March 31, 2024 in connection with the Antitrust Lawsuits. 50% of the settlement was paid during the three months ended June 30, 2024, and the remaining 50% within one year of the court’s preliminary approval.

Compass, Inc.
Reconciliation of Operating Cash Flows to Free Cash Flow
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$37.4	$15.0	$91.0	$12.8
Less:
Capital expenditures	(4.6)	(2.8)	(11.9)	(8.9)
Free cash flow	$32.8	$12.2	$79.1	$3.9

Compass, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP Commissions and other related expense	$1,227.7	$1,096.2	$3,495.3	$3,111.1
Adjusted to exclude the following:
Stock-based compensation	—	—	—	(11.6)
Non-GAAP Commissions and other related expense	$1,227.7	$1,096.2	$3,495.3	$3,099.5

GAAP Sales and marketing	$88.2	$103.9	$276.5	$332.5
Adjusted to exclude the following:
Stock-based compensation	(7.8)	(8.8)	(24.0)	(26.4)
Non-GAAP Sales and marketing	$80.4	$95.1	$252.5	$306.1

GAAP Operations and support	$84.4	$83.2	$246.5	$247.3
Adjusted to exclude the following:
Stock-based compensation	(4.2)	(4.5)	(12.3)	(11.6)
Acquisition-related expenses	—	(0.3)	—	(2.5)
Non-GAAP Operations and support	$80.2	$78.4	$234.2	$233.2

GAAP Research and development	$47.5	$45.8	$141.9	$140.1
Adjusted to exclude the following:
Stock-based compensation	(14.6)	(11.4)	(44.7)	(34.4)
Non-GAAP Research and development	$32.9	$34.4	$97.2	$105.7

GAAP General and administrative	$27.4	$24.2	$132.5	$93.3
Adjusted to exclude the following:
Stock-based compensation	(5.9)	(13.3)	(15.3)	(37.9)
Litigation charge	—	—	(57.5)	—
Non-GAAP General and administrative	$21.5	$10.9	$59.7	$55.4

Compass, Inc.
Non-GAAP Operating Expenses Excluding Commissions and Other Related Expense
(In millions, unaudited)

	Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
Sales and marketing	$106.7	$104.3	$95.1	$94.3	$85.5	$86.6	$80.4
Operations and support	75.0	79.8	78.4	75.7	75.3	78.7	80.2
Research and development	38.5	32.8	34.4	33.1	32.1	32.2	32.9
General and administrative	23.1	21.4	10.9	20.5	18.3	19.9	21.5
Total non-GAAP operating expenses excluding commissions and other related expense	$243.3	$238.3	$218.8	$223.6	$211.2	$217.4	$215.0